UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2014

BERRY PLASTICS GROUP, INC. (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	001-35672 (Commission File Number)	20-5234618 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On August 8, 2014 Berry Plastics Group, Inc. (the “Company”) completed a secondary offering (the “Offering”) of 14,728,218 shares of common stock (the “Shares”) by investment funds affiliated with or managed by Apollo Global Management, LLC. The Company did not receive any of the proceeds from the Offering. The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-194030), filed with the Securities and Exchange Commission on February 19, 2014, as amended on May 5, 2014, and related prospectus supplement dated August 4, 2014.

In connection with the Offering, the Company entered into an Underwriting Agreement, dated August 4, 2014 (the “Underwriting Agreement”), by and among the Company, Apollo Investment Fund V, L.P., Apollo Investment Fund VI, L.P., Covalence Co-Investment Holdings LLC, Apollo V Covalence Holdings, L.P., AP Berry Holdings L.P., BPC Co-Investment Holdings LLC, and Citigroup Global Markets Inc. as underwriter.  The Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.  In connection with the Offering, also filed herewith as Exhibit 5.1 is the opinion of counsel with respect to the validity of the Shares being sold in the Offering.

Item 9.01                               Financial Statements and Exhibits.

Exhibit Number	Description
1.1

Underwriting Agreement, dated August 4, 2014, among Berry Plastics Group, Inc., Apollo Investment Fund V, L.P., Apollo Investment Fund VI, L.P., Covalence Co-Investment Holdings LLC, Apollo V Covalence Holdings, L.P., AP Berry Holdings L.P., BPC Co-Investment Holdings LLC, and Citigroup Global Markets Inc.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS GROUP, INC.
Date: August 8, 2014	By: /s/ Jason K. Greene
Name: Jason K. Greene
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
1.1

Underwriting Agreement, dated August 4, 2014, among Berry Plastics Group, Inc., Apollo Investment Fund V, L.P., Apollo Investment Fund VI, L.P., Covalence Co-Investment Holdings LLC, Apollo V Covalence Holdings, L.P., AP Berry Holdings L.P., BPC Co-Investment Holdings LLC, and Citigroup Global Markets Inc.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz
23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)